As filed with the Securities and Exchange Commission on August 9, 2007
                                               Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GRAPHON CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                    13-3899021
     (State of Incorporation)                         (I.R.S. Employer
                                                     Identification No.)

                          5400 Soquel Avenue, Suite A2
                          Santa Cruz, California 95062
                    (Address of Principal Executive Offices)

                       GraphOn 2005 Equity Incentive Plan
                      GraphOn Employee Stock Purchase Plan
                            (Full Title of the Plans)

                     William Swain, Chief Financial Officer
                               GraphOn Corporation
                          5400 Soquel Avenue, Suite A2
                          Santa Cruz, California 95062
                                 (800) 472-7466
            (Name, Address and Telephone Number of Agent for Service)
                                ----------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
                                      Proposed
                    Amount to         Maximum          Proposed
    Title of           be             Offering          Maximum            Amount of
   Securities      Registered         Price Per        Aggregate         Registration
to be Registered       (1)            Share (2)      Offering Price           Fee
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
share.........     760,459 shares (3)  $0.21          $ 159,696.39          $ 4.90
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share......... 1,000,000 shares (4)  $0.21          $ 210,000.00          $ 6.45
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........       757 shares (5)  $0.15          $     113.55          $ 0.01
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........    20,000 shares (5)  $0.16          $   3,200.00          $ 0.10
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........   775,453 shares (5)  $0.165         $ 127,949.75          $ 3.93
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........     1,363 shares (5)  $0.18          $     245.34          $ 0.01
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........   881,968 shares (5)  $0.21          $ 185,213.28          $ 5.69
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........    20,000 shares (5)  $0.22          $   4,400.00          $ 0.14
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........    20,000 shares (5)  $0.25          $   5,000.00          $ 0.15
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........    20,000 shares (5)  $0.26          $   5,200.00          $ 0.16
-------------------------------------------------------------------------------------
Common Stock,
  $0.0001
  par value per
  share.........   100,000 shares (6)  $0.21          $  21,000.00          $ 0.64
-------------------------------------------------------------------------------------
Total...........                                      $ 722,018.31          $22.18
-------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.
(3) Represents shares of the Registrant's common stock underlying options which may be granted in the future.
(4) Represents shares of the Registrant's restricted stock granted prior to the filing date of this Registration Statement.
(5) Represents shares of the Registrant's common stock underlying options granted prior to the filing date of this Registration Statement.
(6) The shares of common stock registered hereby are in addition to the 300,000 shares of common stock previously registered on Form S-8 (Registration Nos. 333-40174 (100,000 shares), 333-107336 (100,000 shares) and 333-119402
    (100,000 shares)) with respect to the Registrant's Employee Stock Purchase Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by GraphOn Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") (File No. 0-21683) are hereby incorporated by reference and made a part of this Registration Statement:

      o The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the SEC on April 2, 2007;

      o The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2007 filed with the SEC on May 15, 2007;

      o The Registrant's Current Report on Form 8-K, dated January 15, 2007, filed with the SEC on January 19, 2007; and

      o The Registrant's registration statement on Form 8-A containing a description of the Registrant's common stock, par value $0.0001 per share, filed with the Commission on November 6, 1996.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      The Registrant's Bylaws provide that any person made a party to an action by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant shall be indemnified by the Registrant against the reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with an appeal therein, to the fullest extent permitted by the General Corporation Law or any successor thereto.

      The Registrant's Bylaws provide that any person made or threatened to be made a party to an action or proceeding other than one by or in the right of the Registrant to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Registrant served in any capacity at the request of the Registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the Registrant, or served such other corporation in any capacity, shall be indemnified by the Registrant against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant and, in criminal actions or proceedings, in which he had no reasonable cause to believe that his conduct was unlawful.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                  Description of Exhibit
----------  ----------------------------------------------------------
   4.1* 2005 Equity Incentive Plan, as amended (included as an exhibit to the Registrant's definitive Proxy Statement for the Registrant's 2005 Annual Meeting filed with the SEC on November 25, 2005)
   4.2* Amended and Restated Certificate of Incorporation of Registrant, as amended (included as Exhibit 3.1 to the Registrant's annual report on Form 10-K for the year ended December 31, 2006)
   4.3*     Amended and Restated Bylaws of Registrant (included as
            Exhibit 3.6 to Amendment No. 1 to the Registrant's
            Registration Statement on Form S-4 [File No. 333-76333])
            on June 4, 1999)
   5.1      Opinion of Sonnenschein Nath & Rosenthal LLP
  23.1      Consent of Macias Gini & O'Connell LLP
  23.3      Consent of Sonnenschein Nath & Rosenthal LLP (contained
            in Exhibit 5.1)
  24.1      Power of Attorney (included as part of signature page)
-------------

* The exhibits have previously been filed with the SEC as part of the filing indicated and are incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz and State of California, on this 8th day of August 2007.

                                    GRAPHON CORPORATION

                                    By:   /s/ William Swain
                                        -------------------------
                                          William Swain
                                          Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Dilworth and William Swain, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                    TITLE                      DATE
----------------------    --------------------------    ---------------------
/s/ Robert Dilworth       Chairman of the Board and
----------------------    Chief Executive Officer
Robert Dilworth          (Principal Executive Officer)       August 8, 2007

/s/ William Swain         Chief Financial Officer
----------------------    and Secretary
William Swain            (Principal Financial Officer
                          and Principal Accounting Officer)  August 8, 2007

/s/ August Klein
----------------------
August P. Klein           Director                           August 8, 2007

/s/ Michael Volker
----------------------
Michael Volker            Director                           August 8, 2007


----------------------
Gordon Watson             Director

                                INDEX TO EXHIBITS

Exhibit
 Number                      Description of Exhibit
----------  ----------------------------------------------------------
   4.1* 2005 Equity Incentive Plan, as amended (included as an exhibit to the Registrant's definitive Proxy Statement for the Registrant's 2005 Annual Meeting filed with the SEC on November 25, 2005)
   4.2* Amended and Restated Certificate of Incorporation of Registrant, as amended (included as Exhibit 3.1 to the Registrant's annual report on Form 10-K for the year ended December 31, 2006)
   4.3*     Amended and Restated Bylaws of Registrant (included as
            Exhibit 3.6 to Amendment No. 1 to the Registrant's
            Registration Statement on Form S-4 [File No.333-76333)]
            on June 4, 1999)
   5.1      Opinion of Sonnenschein Nath & Rosenthal LLP
  23.1      Consent of Macias Gini & O'Connell LLP
  23.3      Consent of Sonnenschein Nath & Rosenthal LLP (contained
            in Exhibit 5.1)
  24.1      Power of Attorney (included as part of signature page)
-------------
* The exhibits have previously been filed with the SEC as part of the filing indicated and are incorporated herein by reference.